                                Exhibit (h)(26)

                         Sub-Transfer Agency Agreement
                            Dated January 31, 2001
                                    Between
                 Matrix Settlement & Clearance Services, LLC,
                   Banc One Investment Advisors Corporation
                                      And
                            One Group Mutual Funds

                    SUB-ADMINISTRATION SERVICING AGREEMENT


     This Sub Administration Servicing Agreement (the "Agreement") is made as of January 31, 2001, by One Group Mutual Funds ("Company")Banc One Investment Advisors Corporation ("Banc One" )both having an address at 1111 Polaris Parkway, Columbus, Ohio 43271-1235 and Matrix Settlement & Clearance Services, LLC, a New York limited liability company , having an address at 1380 Lawrence Street, Suite 1300, Denver, CO 80204 ("Service Provider") (collectively, the "Parties").

     WHEREAS, the Company is an open-end investment company comprised of the 56 series (each a "Fund") listed in Schedule A annexed hereto;

     WHEREAS, Banc One serves solely as the investment advisor to the Funds;

     WHEREAS, Banc One's commitment under the Agreement only relates to paying that portion of the Fee, as defined below, which exceeds the equivalent of $18.00 per Account, as defined below;

     WHEREAS, the Service Provider, directly or through its affiliate or designee (collectively, the "Service Provider") provides administrative support services (the "Services"), that may include, but are not limited to, some or all of the Services contained in Schedule B annexed hereto for certain qualified and non-qualified plans (the "Plans");

     WHEREAS, the Parties wish to facilitate the purchase and redemption of shares of the Funds (the "Shares"), through and in accordance with the Rules & Procedures Manual of the National Securities Clearing Corporation, as amended from time to time, (the "Rules of the NSCC") on behalf of the Plans and the Participants through one or more accounts (as determined by the Service Provider) in the Funds (individually an "Account" and collectively the "Accounts") and the rendering of the Services, subject to the terms and conditions of this Agreement; and

     WHEREAS, Company desires to engage Service Provider to provide the Services, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

                                   AGREEMENT

     1.  Incorporation of the Rules of the NSCC.  The Rules & Procedures Manual
         --------------------------------------
of the NSCC, including the rules and procedures applicable to the utilization of the Defined Contribution Clearing and Settlement System, as amended from time to time (the "Procedures), are hereby made a part of this Agreement as if fully set forth herein and shall be a part of each trade cleared by Service Provider on behalf of or at the request of the Company.


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


Notwithstanding the contrary provisions of Sections 4 and 5 hereof, the Procedures applicable to the transmission of information and instructions, and the settlement of transactions, shall be followed in all instances. Sections 4 and 5 shall apply as the operational procedures for this Agreement only in the event that the NSCC is unavailable for whatever reason.

     2.  Term.  The term of this Agreement shall commence on the date hereof and
         ----
shall continue until the earliest to occur of the following (the "Termination Date"):

         (A) This Agreement is terminated by mutual written consent of the parties hereto. Consent shall not be unreasonably withheld by either Party hereto;

         (B) This Agreement is terminated by written notice from Service Provider to the Company, provided that Service Provider shall only be able to terminate this Agreement under this Section 1(B) following the occurrence of a material breach by the Company of any of its representations, warranties, covenants or agreements hereunder;

         (C) This Agreement is terminated by written notice from the Company to Service Provider, provided that the Company shall only be able to terminate this Agreement under this Section 1(C) following the occurrence of a material breach by Service Provider of any of its representations, warranties, covenants or agreements hereunder; or

         (D) The first anniversary of the date of this Agreement; provided that, this Agreement shall be automatically renewed for successive one (1) year terms unless (i) either party not less than 30 days prior to the expiration date of the initial term or any renewal term notifies the other party in writing that the Agreement will not be renewed or (ii) the Agreement is otherwise terminated pursuant to (A) (B) or (C) above.

               The termination of this Agreement shall not relieve either Party of any obligation hereunder that accrued prior to such termination.

     3.        Services Provided by the Service Provider. The Service Provider
               -----------------------------------------
shall provide the Services for the plan participants (the "Participants") having an interest in Shares of the Funds purchased by the Plans for which the Service Provider provides the Services. The Accounts will be held of record by the Plan or the Service Provider or its designee; separate accounts for Participants will not be maintained by the Company, the Funds or their agents. Company hereby appoints Service Provider as its agent for the sole and limited purpose of accepting purchase, exchange or redemption orders for Shares purchased, exchanged or redeemed by the Plans ("Orders"). Service Provider hereby accepts its appointment on the terms and conditions set forth herein.


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


Notwithstanding anything in this Agreement to the contrary, Service Provider shall not be acting as agent for Company in any manner whatsoever, except in accepting such Orders.

     4.  Information Provided by the Company.  (a) The Company agrees to provide
         -----------------------------------
the Service Provider on each business day that the New York Stock Exchange ("NYSE") is open for business (the "Business Day") with (i) net asset value information as determined at or about the close of trading (currently 4:00 P.M. Eastern Time ("ET") on the NYSE or at such other time at which the Fund's net asset value is calculated as specified in each Fund's current prospectus (the "Close of Trading"); (ii) dividend and capital gains distribution information as it becomes available; (iii) in the case of income Funds, the daily accrual for interest rate factor (mil rate); and (iv) any other information that the Service Provider needs to perform the Services listed in Schedule B. The Company will provide net asset value information, and income accrual, dividend payment and capital gains information to the Service Provider by 7:00 P.M. ET on each Business Day.

     (b) The Company will provide the Service Provider (i) a confirmation with respect to each instruction as defined below, under Section 5 herein no later than the start of trading on the NYSE on the Business Day following the date on which the instruction is deemed to be received by the Company; (ii) share positions for each Fund on each Business Day; (iii) quarterly statements detailing activity in each Account within fifteen Business Days after the end of each quarter; and (iv) such other reports as may be reasonably requested by the Service Provider.

     5.  Instructions and Settlement.  (a) Instructions to purchase and redeem
         ----------------------------
Shares by the Plan shall be effected as provided in this Section 5. The Service Provider shall transmit to the Company instructions to purchase or redeem Shares of the Funds for Accounts that have been or will be opened with the Funds for the Plans (the "Instructions").

     (b) The Service Provider will facilitate the clearing for the purchase and redemption of trades of various mutual fund shares (the "Trades") in accordance with the Rules of the NSCC. Purchases and redemptions for the Plans shall be made at the net asset value determined as of the Close of Trading on the Business Day that an Instruction to purchase or redeem shares is received by the Service Provider, provided that (i) Service Provider receives Instructions from Participants or Plan Representatives prior to the Close of Trading on that Business Day; and (ii) the Company receives the Instructions from the Service Provider by 6:00 A.M. ET on the next following Business Day. Instructions received by the Service Provider from Participants or Plan Representatives after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. The Service Provider has in place and at all times during the term of this Agreement will maintain, internal controls reasonably designed to prevent Participant and Plan orders received after the Close of Trading on a Business Day from being aggregated with orders properly received before that time.

     (c) Payment for net purchases of Shares attributable to all Instructions executed for the Accounts on a given Business Day will be wired by the Service Provider no later than 3:00 P.M. ET on the next Business Day to a custodial account designated by the Company. The Company agrees that payment for redemptions of Shares attributable to all Instructions executed for the

Accounts on a given Business Day will be wired by the Company on the next Business Day no later than 3:00 P.M. ET to an account designed by the Service Provider.

     6.   Compensation to Service Provider. The Company will pay a fee as listed
          --------------------------------
in Schedule C to the Service Provider in consideration for the services provided pursuant to this Agreement.

     7.   Representations, Warranties and Covenants.
          -----------------------------------------

          (A) Each of the Parties represents and warrants to the other as follows:

               (1) Such Party is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business in each other jurisdiction where it is required to be so qualified;

               (2) This Agreement, and the other agreements and instruments entered into by such Party in connection with this Agreement (the "Transaction Documents"), have been duly authorized and executed by such Party, and represent the legal, valid and binding obligations of such Party, enforceable against such party in accordance with their respective terms;

               (3) The execution, delivery and performance by such Party of the Transaction Documents does not violate, conflict with or constitute a breach of any provision of any Federal, state or local law applicable to such Party, the organizational documents of such Party or any material agreement, contract, consent decree, order or other instrument to which such Party is a Party or by which such Party is bound;

               (4) Other than a consent previously obtained, no consent or other action of any third party is necessary for such Party to execute, deliver or perform the Transaction Documents;

               (5) The Parties are not affiliated with each other in any way. Neither will represent or imply in any way that either Party has any relationship with the other Party except as described in this Agreement. Neither Party will use the other's name in advertising or marketing material, or otherwise, without the other's prior written consent, except that each party may use the name of the other as may be necessary in their respective regulatory filings; and


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


               (6) At all times, the Parties shall comply, and the Service Provider shall use reasonable efforts to cause its affiliates or designees to comply, with all federal and state laws and regulations, including, but not limited to, the Investment Company Act of 1940 (the "1940 Act"), the Securities Act of 1933 (the "1933 Act"), the Securities and Exchange Act of 1934 (the "1934 Act") and the Employee Retirement Income Security Act (all as amended).


          (B)  The Company represents, warrants, and covenants that:

                      (1) The Company is an investment company registered under
                    the 1940 Act and Shares sold by the Funds are, and will be, registered under the 1933 Act;

                      (2) Except as indicated on Schedule A, Shares of the
                    Company and Funds are properly registered with the U.S. Securities and Exchange Commission and all regulatory requirements necessary to permit Shares to be sold in accordance with the terms of this Agreement have been satisfied for all fifty states and the District of Columbia. The Company will notify the Service Provider immediately if there is any change in the registration or qualification for sale of any Shares;

                      (3) Instructions may be placed on each and every Business
                    Day, without regard to the market value of the transaction; and

                      (4) The Service Provider is not responsible for any
                    information contained in any prospectus, registration statement, annual report, proxy statement, or item of advertising, marketing material or any other document prepared by the Company or its affiliate that relates to any Fund.

          (C)  Service Provider represents, warrants and covenants that:

                      (1) To the extent Service Provider is subject to the
                    provisions of the Financial Modernization Act of 1999 and other laws governing, among other things, the conduct of activities by federally chartered and supervised banks and other affiliated banking organizations, Service Provider will perform only those activities consistent with its statutory and regulatory obligations and will act solely as agent for, upon the order of, and for the account of, Administrators;


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


               (2) To the extent Service Provider engages one or more third parties (including any of its affiliates or designees) to act as subcontractor(s) or agent(s) ("Subcontractor") to perform the Services required by this Agreement, Service Provider represents it has determined that each such Subcontractor is capable of performing the Services, and that Service Provider will take such measures as may be necessary to ensure that such Subcontractors perform the Services in accordance with the terms of this Agreement and applicable law. All references to Service Provider in this Agreement shall also cover Subcontractors to the extent that Services are provided by Subcontractors; and

               (3) For all purposes of this Agreement, Service Provider is an independent contractor, and has no authority to act as limited agent for any of the Funds in any matter or in any respect except that if Service Provider transmits purchase and sale instructions to any of the Funds or their agent after the close of the New York Stock Exchange, then Service Provider will be considered such Fund's agent for purposes of Rule 22c-l under the 1940 Act.

     8.  Indemnification.   Service Provider does hereby agree to indemnify,
         ---------------
defend and hold harmless the Company, and its affiliates, officers, directors, representatives and employees (collectively, the "Company Parties") from and against any claims, liabilities, costs, attorneys' fees and legal costs, expenses, indirect or direct losses, damages and penalties (collectively, "Costs"), incurred by any such Company Party from or relating to (A) any material breach by Service Provider of any representation, warranty, agreement or other obligation contained in this Agreement; (B) such Company Party's investigation, preparation or defense of any of the foregoing; (C) such Company Party acting in accordance with any Instructions given by or on behalf of the Service Provider and/or Plan; (D) any error or omission by the Service Provider in an Instruction that results in costs.

     The Company does hereby agree to indemnify, defend and hold harmless the Service Provider its affiliates, officers, directors, representatives, and employees (collectively, the "Service Provider Parties") from and against any claims, liabilities, costs, attorneys' fees and legal costs, expenses, indirect or direct losses, damages and penalties (collectively, "Costs") incurred by any such Service Provider Party arising from or relating to (A) any breach by the Company of any representation, warranty, agreement or other obligation contained in this Agreement; (B) such Service Provider acting in accordance with any Instructions given by or on behalf of the Company for the Funds ; (C) any error or omission by the Company in an Instruction that results in costs; (D) any untrue statement or alleged untrue statement of material fact contained in the Company registration statement, prospectus of the Funds, any sales literature of the Funds or any other document prepared by the Company Parties or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (E) such Service Provider's Party's investigation, preparation or defense of any of the foregoing.

          9.   Non-Exclusivity. Both Parties may enter into other similar
               ---------------
Servicing Agreements with any other person or persons without the other's consent.

          10.  Set Off Rights.  Service Provider shall have a contractual right
               --------------
to set off any money Service Provider owes to the Company against any obligation of the Company to Service Provider, but any such set off shall not constitute an accord and satisfaction unless agreed to in writing by the Parties.

          11.  Amendment and Waiver.  Any of the terms of this Agreement may be
               --------------------
waived, amended or modified in whole or in part only by a writing signed by the Parties hereto. No failure of any Party to insist upon strict performance of any provision of this Agreement shall constitute a waiver.

          12.  Entire Agreement.  This Agreement, together with its accompanying
               ----------------
schedule(s), constitutes the entire Agreement between the Parties with respect to the subject matter herein and there are no agreements, representations or warranties between the Parties other than those set forth or provided for herein.

          13.  Choice of Law and Matters Relating to the Trust as a
               ----------------------------------------------------
Massachusetts Business Trust. This Agreement shall be construed and the
----------------------------
provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts. The names "One Group(R) Mutual Funds" and "Trustees of One Group Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 23, 1985, as amended and restated February 18, 1999, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of `One Group Mutual Funds' entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.,

          14.  Liability; Acts Beyond Control. Company shall not be liable for
               ------------------------------
undertaking any act on Instructions from the Service Provider or for failing to act in the absence of such Instructions. Similarly, Service Provider shall not be liable for undertaking any act on Instructions from the Company or for failing to act in the absence of Instructions. Each of Company and Service Provider shall be entitled to conclusively rely on the authenticity of any notice or other communication received from the other so long as it reasonably believes the notice or other communication to be genuine. Under no circumstances shall Service Provider be liable to the Company for (A) any losses or unrealized gains resulting from Instructions not authorized on a timely basis, or (B) any indirect, incidental, special, consequential or punitive damages, including without limitation any damages claimed as a result of lost profits.

     Neither Party shall be responsible for losses caused directly or indirectly by conditions beyond its reasonable control, including but not limited to war, natural disaster, government or NSCC restrictions or changes, exchange, market or NSCC rulings, strikes, interruptions of communications or data processing services, or disruptions in orderly trading on any exchange or market. The Parties acknowledge that unforseen circumstances may temporarily prohibit each from performing its respective obligations under the NSCC system.


     15.  Dispute Resolution and Arbitration. The Parties acknowledge that this
          -----------------------------------
Agreement evidences a transaction involving interstate commerce. The Parties agree that any misunderstandings or disputes arising from this Agreement shall be decided by binding arbitration which shall be conducted, upon request by either party, in Boston, Massachusetts, before one (1) arbitrator designated by the American Arbitration Association (the "AAA"), in accordance with the terms of the Securities Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act (Title 9 of the United States
Code). Notwithstanding anything herein to the contrary, either Party may proceed to a court of competent jurisdiction to obtain equitable relief at any time. An arbitrator shall have no authority to award punitive damages or other damages not measured by the prevailing Party's actual damages. To the maximum extent practicable, an arbitration proceeding under this Agreement shall be concluded within 180 days of the filing of the dispute with the AAA. The provisions of this arbitration clause shall survive any termination, amendment or expiration of the Agreement and if any term, covenant, condition or provision of this arbitration clause is found to be unlawful or invalid or unenforceable, the remaining parts of the arbitration clause shall not be affected thereby and shall remain fully enforceable.

     16.  Assignment by Service Provider. Either Party may without the consent
          ------------------------------
of the other Party assign its rights and obligations under this Agreement to any subsidiary, affiliate or successor by merger or consolidation upon written notice to the other Party. Either Party may not otherwise assign its rights and obligations under this Agreement without the written consent of the other Party. Consent shall not be unreasonably withheld by either Party hereto.

     17.  Attorneys' Fees.  In any arbitration, or other proceeding by which one
          ---------------
Party either seeks to enforce its rights under this Agreement (whether in contract, tort or both) or seeks a declaration of any rights under this Agreement, the prevailing Party shall be awarded reasonable attorneys' fees, together with any costs and expenses, to resolve the dispute and enforce the final judgment.

     18.  Notice.  Any notice, demand, consent, election, offer, approval,
          ------
request or other communication (collectively, a "Notice") required or permitted under this Agreement must be in writing and either delivered personally, by a nationally recognized overnight courier, or sent by certified or registered mail, postage prepaid, return receipt requested. A Notice must be addressed to a Party as follows:


     if to Service Provider, to


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          Matrix Settlement & Clearance Services, L.L.C.
          1380 Lawrence Street, Suite 1300
          Denver, Colorado 80204
          Attention:  Cindy Dash, General Counsel

     if to Company, to
          One Group Mutual Funds
          1111 Polaris Parkway
          Columbus, Ohio 43271-1235

          Attention: Mike Wible, General Counsel



          Banc One Investment Advisors Corporation
          1111 Polaris Parkway
          Columbus, Ohio 43271-1235
          Attention: Mike Wible, General Counsel

     A Notice delivered personally will be deemed given only when acknowledged in writing by the party to whom it is delivered. A Notice delivered via a nationally recognized overnight courier shall be deemed given as of the next Business Day after it is sent. A Notice that is sent via mail will be deemed given three (3) Business Days after it is mailed. The address specified by a party above for notices to be sent may be changed by such party by written notice to the other party.


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     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.



                              MATRIX SETTLEMENT & CLEARANCE SERVICES, L.L.C.


                              By: /s/ John. H. Moody
                                  -------------------------------------
                              Name: John H. Moody
                              Title: President



                              ONE GROUP MUTUAL FUNDS

                              By: /s/ Robert L. Young
                                  -------------------------------------
                              Name: Robert L. Young
                              Title: Vice President and Treasurer

                              BANC ONE INVESTMENT ADVISORS CORPORATION

                              By: /s/ Mark A. Beeson
                                  -------------------------------------
                              Name: Mark A. Beeson
                              Title: Senior Managing Director


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                                  SCHEDULE A
                                   THE FUNDS


  A Shares of the following funds:
  Large Cap Growth
  Large Cap Value
  Diversified Equity
  Equity Income
  Equity Index
  Mid Cap Growth
  Mid Cap Value
  Diversified Mid Cap
  Market Expansion Index
  Small Cap Growth
  Small Cap Value
  Technology Fund
  Diversified International
  International Equity Index
  Balanced
  Investor Balanced
  Investor Conservative Growth
  Investor Growth
  Investor Growth & Income
  Bond
  Intermediate Bond
  Government Bond
  Income
  Treasury and Agency
  Intermediate Tax Free Bond
  Tax Free Bond
  Municipal Income
  Short Term Bond
  Ultra Short Term Bond
  Kentucky Muni
  Louisiana Muni
  Michigan Muni
  Ohio Muni
  West Virginia Muni
  Arizona Muni


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                                  SCHEDULE B
                                 THE SERVICES


Services provided may include, but are not limited to, some or all of the following:


          (A)  processing dividend and distribution payments from the Funds;

          (B) providing periodic statements showing the Plans positions in the Shares or share equivalents;

          (C)  arranging for bank wires;

          (D) responding to routine inquiries from authorized representatives of the Plans (the "Plan Representatives") or Participants relating to services performed by Service Provider;

          (E) providing sub-accounting with respect to the Shares or the information necessary for sub-accounting;

          (F) if required by law, forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices);

          (G) forwarding proxy statements and proxies containing any proposals regarding this Agreement or the Plan related hereto;

          (H) aggregating and processing purchase, exchange and redemption requests from and placing net purchase, exchange and redemption orders;

          (I) providing a service that invests the assets of their accounts in the Shares pursuant to specific or pre-authorized instructions;

          (J) establishing and maintaining accounts and records relating to transactions in the Shares;

          (K) assisting the Company and/or the Funds in changing dividend or distribution options, account designations and addresses; and

          (L)  other similar services if requested by the  Company.


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                                  SCHEDULE C
                                 COMPENSATION


Capitalized terms used in this Schedule have the meanings given them in the Agreement to which this Schedule C is annexed.

Company shall pay to the Service Provider, for each Fund, a fee, computed daily and paid quarterly in arrears, equal to the percentage specified below applied to the average daily value of the total number of shares of such Fund held in accounts at the Service Provider. Company shall pay the Service Provider such fee within 30 days after the end of each quarter. For purposes of this Schedule, the average daily value of the shares of each Fund will be based on the net asset value reported by the Company to the Service Provider. For the services discussed in the Agreement, the Service Provider shall receive a fee equal to . .15% per annum applied to the average daily value of the Shares of the Funds held in the Service Provider Plan accounts.

One Group Mutual Funds shall pay a portion of the fee equivalent to $18.00 per account annually. Any portion of the fee in excess of the equivalent of this amount shall be paid by Banc One Investment Advisors Corporation.


                                      171